Exhibit 10.5(a)

AMENDMENT TO LEASE AGREEMENT

THIS AMENDMENT TO LEASE AGREEMENT (“Amendment”)  is made and entered into this 11th day of June, 2012, by and between WALDEN CENTER LP, a Delaware limited partnership (“Landlord”), and WCI COMMUNITIES LLC, a Delaware limited liability company (“Tenant”).

WHEREAS, Landlord and Tenant have previously entered into a Lease Agreement (“Lease”) dated November 19, 2010, pursuant to the terms of the which Landlord has agreed to lease Tenant certain premises, located at 24301 Walden Center Drive, Bonita Springs, Florida;

WHEREAS, Tenant is currently occupying all of the second floor (17,041 rentable square feet), and a portion of the first floor (1,652 rentable square feet), for a total of 18,693 rentable square feet;

WHEREAS, Landlord and Tenant desire to amend the Lease to increase the square footage on the first floor of the Premises;

WHEREAS, Tenant accepts the additional first floor space in “as is” condition and acknowledges that Landlord shall not be required to complete any leasehold improvements;

NOW, THEREFORE, in consideration of the mutual covenants contain herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, notwithstanding anything to the contrary contained in the Lease, it is hereby agreed that the Lease be amended as follows:

1.                                      Section 1 of the Lease is hereby deleted and replaced with the following:

Section 1.  DESCRIPTION OF PROPERTY

Landlord is the owner of that certain office building located at 24301 Walden Center Drive, Bonita Springs, Florida 34134, and commonly known as Walden Center at Pelican Landing (“Building’).  Landlord hereby leases to Tenant 1,652 rentable square feet on south half of the first floor, 674 rentable square feet on the north half of the first floor, and the entire second floor having 17,041 rentable square feet, comprising a total of 19,367 rentable square feet (“Premises”).

2.                                      Section 4 of the Lease is hereby amended by inserting the following paragraph immediately after Section 4.a on page 5 of the Lease:

(1) Gross Rent.  In addition to Rent in Section 4.a, Tenant agrees to pay Landlord, on 674 rentable square feet, “all-in” gross rent (“Rent”), for the Initial Term of this Lease, at the rate of $20.50 per square foot, for the remainder of the second (2nd) year (May 1, 2012 through February 28, 2013); and $21.50 per square foot for the third (3rd) year (March 1, 2013 through February 28, 2014); for a total of $11,514.20 for the remainder of the second (2nd) year of the Initial Term; and $14,491.00 for the third (3rd) year of the Initial Term, plus applicable sales tax.  Tenant is not responsible for any Common Area Maintenance or costs related thereto.  Rent shall be due and payable in advance in equal monthly installments of $1,151.42 for the remainder of the second (2nd) year, and $1,207.59 for the third (3rd) year, commencing May 1, 2012, and continuing on the first day of each calendar month thereafter during the Initial Term.  Renewal option terms are provided in Section 36 of Lease.

3.                                      Section 35.a of the Lease is hereby deleted and replaced with the following:

a.                                      The provisions on this Section 35 shall apply only to the 2,326 rentable square feet located on the first (1st) floor of the Building; 1,652 rentable square feet on the south half of the floor; and 674 rentable square feet on the north half of the floor.  At any time hereafter, Landlord shall have the right to substitute for either of the first floor Premises only, then being leased hereunder (“Existing Premises”), other premises within the building herein (“New Premises”), provided that the New Premises shall be of at least substantially the same size and shall either have substantially the same perimeter configuration or a perimeter configuration substantially as usable for the purposes for which the Existing Premises are being used by Tenant.  Landlord agrees that any Leasehold Improvements applicable to the Existing Premises under the Lease shall be performed/installed by Landlord in the New Premises.

ALL OTHER terms and conditions of the Lease and Amendment shall remain in full force and effect and will not be altered in any manner.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above written

WITNESSES:
LANDLORD:
/s/ Linda Giarratano
Signature	WALDEN CENTER LP
a Delaware limited partnership
Linda Giarratano
Printed Name
	By:	/s/ David Carr
David Carr
	Its:	Chief Financial Officer, Chandelle
Ventures, Inc., its general partner

/s/ Lucie Tevebaugh
Signature

Lucie Tevebaugh
Printed Name

WITNESSES:
TENANT:
/s/ Merry Prentis
Signature	WCI COMMUNITIES LLC
a Delaware limited liability company
Merry Prentis
Printed Name
	By:	/s/ John McGoldrick

	Its:	Vice President, WCI Communities,
Inc.

/s/ Don Lozowski
Signature

Don Lozowski
Printed Name